SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.     )

Filed by the registrant ☑
Filed by a party other than the registrant ☐

Check the appropriate box:
☐ Preliminary proxy statement.
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).
☑ Definitive proxy statement.
☐ Definitive additional materials.
☐ Soliciting material pursuant to Rule 14a-12.

FRONTIER OIL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.)

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

March 21, 2006

To Our Shareholders:

On behalf of the Board of Directors, I cordially invite all shareholders to attend the Annual Meeting of Frontier Oil Corporation to be held on Thursday, April 26, 2006 at 9:00 a.m. in the offices of Andrews Kurth LLP located at 600 Travis, Suite 4200, Houston, Texas. Proxy materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter. The Company’s 2005 Annual Report to shareholders, which is not a part of the proxy materials, is also enclosed and provides additional information regarding the financial results of the Company in 2005.

Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope. If you attend the meeting after having returned the enclosed proxy card, you may revoke your proxy, if you wish, and vote in person. If you would like to attend and your shares are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

Thank you for your support.

Sincerely,

James R. Gibbs
Chairman of the Board,
President and Chief Executive Officer
[

10000 Memorial Drive, Suite 600 Houston, Texas 77024-3411 (713) 688-9600 fax (713) 688-0616

10000 Memorial Drive, Suite 600
Houston, Texas 77024-3411

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 26, 2006

To Our Shareholders:

The 2006 Annual Meeting of Shareholders of Frontier Oil Corporation (the “Company”) will be held in the offices of Andrews Kurth LLP located at 600 Travis, Suite 4200, Houston, Texas at 9:00 a.m. on Thursday, April 26, 2006, for the following purposes:

1.	To elect seven directors (constituting the entire Board of Directors) to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected or appointed.

2.	To ratify the Frontier Oil Corporation Omnibus Incentive Compensation Plan.

3.	To ratify the appointment of Deloitte & Touche LLP, independent certified public accountants, as the Company’s auditors for the year ending December 31, 2006.

4.	To act upon any and all matters incident to the foregoing and to transact such other business as may properly be brought before the meeting or any postponement or adjournment thereof.

The Board of Directors recommends that you vote FOR each of the first three proposals set forth above. The accompanying Proxy Statement contains information relating to each of such proposals. The holders of record of the Company’s common stock at the close of business on March 7, 2006 are entitled to notice of and to vote at the meeting with respect to all proposals. We urge you to sign and date the enclosed proxy and return it promptly by mail in the enclosed envelope, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

By Order of the Board of Directors,

J. Currie Bechtol
Vice President-General Counsel & Secretary

Houston, Texas
March 21, 2006

FRONTIER OIL CORPORATION

10000 Memorial Drive, Suite 600

Houston, Texas 77024-3411

PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

This Proxy Statement is furnished by the Board of Directors of Frontier Oil Corporation (the “Company”) in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held April 26, 2006, and at any postponement or adjournment thereof. The shares represented by the form of proxy enclosed herewith will be voted in accordance with the specifications noted thereon. If no choice is specified, said shares will be voted in favor of the proposals set forth in the notice attached hereto. The form of proxy also confers discretionary authority with respect to amendments or variations to matters identified in the notice of meeting and any other matters, which may properly come before the meeting. This Proxy Statement and the enclosed proxy form are first being sent to shareholders on or about March 21, 2006.

A shareholder who has given a proxy may revoke it as to any motion on which a vote has not already been taken by signing a proxy bearing a later date or by a written notice delivered to the Secretary of the Company in care of Wells Fargo Bank, N.A., Shareowners Services, 161 N. Concord Exchange, S. St. Paul, MN 55075 (“Wells Fargo”) or at the executive offices of the Company, 10000 Memorial Drive, Suite 600, Houston, Texas 77024-3411, at any time up to the meeting or any postponement or adjournment thereof, or by delivering it to the Chairman of the meeting on such date.

The cost of solicitation of these proxies will be paid by the Company, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy material to and soliciting of proxies from the shareholders of record. In addition to such solicitation and the solicitation made hereby, certain directors, officers and employees of the Company may solicit proxies by fax, telephone and personal interview.

VOTING SECURITIES

All shareholders of record as of the close of business on March 7, 2006 are entitled to notice of and to vote at the meeting. On March 7, 2006, the Company had 56,212,290 shares of common stock, without par value (“Common Stock”), outstanding excluding Common Stock held by the Company1 . The Common Stock is the only class of voting securities of the Company. Shareholders are entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held on the record date. The presence in person or by proxy of the holders of a majority of the issued and outstanding Common Stock, excluding Common Stock held by the Company, is necessary to constitute a quorum at this meeting. In the absence of a quorum at the meeting, the meeting may be postponed or adjourned from time to time without notice, other than announcement at the meeting, until a quorum shall be formed.

In conformity with Wyoming law and the bylaws of the Company, directors shall be elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. Cumulative voting for the election of directors is not permitted. Abstentions are counted as “shares present” at the meeting for purposes of determining the presence of a quorum while broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are not considered “shares present” with respect to any matter. Accordingly, abstentions will have no effect on the outcome of the election of directors but with respect to any other proposal will operate to prevent the approval of such proposal to the same extent as a vote against such proposal.

ANNUAL REPORT

The annual report to shareholders, including consolidated financial statements, accompanies this Proxy Statement. Such annual report does not form any part of the proxy solicitation materials.

1) The Company effected a 2-for-1 split of its Common Stock by a stock dividend paid on June 17, 2005 to shareholders of record on May 23, 2005. All references to numbers of shares in this Proxy Statement have been adjusted to reflect this stock split.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of March 7, 2006, the beneficial ownership of the Company’s Common Stock, with respect to each person known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding voting securities, excluding Common Stock held by the Company:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares of Common Stock (1)
FMR Corp. 82 Devonshire Street Boston, MA 02109	5,410,350 (2)	9.6
Putnam LLC 1,834,127(4) 7.0 One Post Office Square Boston, MA 02109	2,987,963 (3)	5.3
Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	2,962,394 (4)	5.3

(1)	Represents percentage of 56,212,290 outstanding shares of the Company as of March 7, 2006.
(2)	FMR Corp. has filed with the U.S. Securities and Exchange Commission (the “Commission”) a Schedule 13G dated February 14, 2006. Based on the filing, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, MA 02109, a wholly owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 2,740,050 shares or 4.847% of the outstanding Common Stock of the Company as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940 (such investment companies collectively, the “Funds”).

Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity and the funds to which it acts as investment advisor each has sole power to dispose of the 2,740,050 shares owned by the Funds.

Members of the family of Edward C. Johnson 3d are the predominant owners, directly or through trust, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of the Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ boards of trustees.

Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (as amended, the “1934 Act”), is the beneficial owner of 1,974,500 shares or 3.493% of the outstanding Common Stock of the Company as a result of its serving as investment manager of the institutional account(s).

Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 1,974,500 shares and sole power to vote or to direct the voting of 1,974,500 shares of Common Stock owned by the institutional account(s) as reported above.

Fidelity International Limited (“FIL”), Pembroke Hall, 42 Crow Lane, Hamilton, Bermuda, and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. FIL, which is a qualified institution under Rule 13d-1(b)(1) under the 1934 Act pursuant to an SEC No-Action letter dated October 5, 2000, is the beneficial owner of 695,800 shares or 1.231% of the outstanding Common Stock of the Company.

A partnership controlled predominantly by members of the family of Edward C. Johnson 3d, Chairman of FMR Corp. and FIL, or trusts for their benefit, owns shares of FIL voting stock with the right to cast approximately 38% of the total votes which may be cast by all holders of FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities, and their boards of directors are generally composed of different individuals.

FMR Corp. and FIL are of the view that they are not acting as a “group” for purposes of Section 13(d) under the 1934 Act and that they are not otherwise required to attribute to each other the “beneficial ownership” of securities “beneficially owned” by the other corporation within the meaning of Rule 13d-3 promulgated under the 1934 Act. Therefore, they are of the view that the shares held by the other corporation need not be aggregated for purposes of Section 13(d).

(3)
Putnam LLC has filed with the Commission a Schedule 13G dated February 2, 2006. Based on the filing, Putnam has shared voting power with respect to 120,948 and shared dispositive power with respect to 2,987,963 of the reported shares of Common Stock.

(4)
Barclays Global Investors, NA, Barclays Global Fund Advisors and Barclays Bank PLC (“Barclays”) have filed jointly as a group with the Commission a Schedule 13G dated January 31, 2006. Based on the filing, Barclays has sole voting power with respect to 2,705,030 and sole dispositive power with respect to 2,962,394 of the reported shares of Common Stock.

COMMON STOCK OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 7, 2006, the amount of Common Stock beneficially owned by: (i) each director of the Company, (ii) the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company other than the Chief Executive Officer and (iii) all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership		Percentage of Shares of Common Stock (1)

James R. Gibbs (2)	922,480	(3)	1.6
Douglas Y. Bech (2)	70,625	(4)	*
G. Clyde Buck (2)	78,798	(5)	*
T. Michael Dossey (2)	62,250	(6)	*
James H. Lee (2)	54,578	(7)	*
Paul B. Loyd, Jr. (2)	66,625	(8)	*
Michael E. Rose (2)	0	(9)	*
Michael C. Jennings	5,600	(10)	*
W. Reed Williams	170,286	(11)	*
Jon D. Galvin	176,676	(12)	*
Nancy J. Zupan	121,420	(13)	*
Directors and executive officers as a group (14 persons)	1,831,996		3.2

* Less than 1%

(1)
Represents percentage of outstanding shares plus shares issuable upon exercise of all stock options owned by the individual listed that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table, assuming stock options owned by all other shareholders are not exercised. As of March 7, 2006, 56,212,290 shares of Common Stock were outstanding.

(2)	Director.
(3)
Includes 150,000 shares which Mr. Gibbs has the right to acquire under the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table. Also includes 760,558 shares subject to a variable forward contract agreed to between Mr. Gibbs and a financial institution on March 2, 2005. In connection therewith, Mr. Gibbs has delivered all such shares to a custodial account for the duration of the contract, which concludes in October 2007. Mr. Gibbs has no dispositive power with respect to such shares while they remain in the custodial account, although he does retain voting power with respect to such shares. At the end of the contract period, Mr. Gibbs will be required to either (i) deliver a number of such shares, determined pursuant to a predetermined formula, to the financial institution in exchange for an aggregate of $11,566,117 in cash, or (ii) deliver a cash payment to the financial institution in exchange for the return of such shares from the custodial account. Mr. Gibbs owns and has sole voting power with respect to 772,480 shares and sole dispositive power with respect to 11,922 shares.

(4)
Includes 15,625 shares which Mr. Bech has the right to acquire under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table. Mr. Bech owns and has sole voting and sole dispositive power with respect to 55,000 shares.

(5)
Includes 10,625 shares which Mr. Buck has the right to acquire under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table. Mr. Buck owns and has sole voting and sole dispositive power with respect to 68,173 shares.

(6)
Includes 51,250 shares which Mr. Dossey has the right to acquire under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table. Mr. Dossey owns and has sole voting and sole dispositive power with respect to 11,000 shares.

(7)
Includes 31,250 shares which Mr. Lee has the right to acquire under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table. Mr. Lee owns and has sole voting and sole dispositive power with respect to 23,328 shares.

(8)
Includes 15,625 shares which Mr. Loyd has the right to acquire under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table. Mr. Loyd owns and has sole voting and sole dispositive power with respect to 51,000 shares.

(9)	Mr. Rose was appointed to the Board in October, 2005.
(10)	Mr. Jennings owns and has sole voting power and sole dispositive power with respect to 5,600 shares.
(11)
 Includes 62,500 shares which Mr. Williams has the right to acquire under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table and 10,212 unvested shares of Restricted Stock as to which Mr. Williams has voting and dispositive power pursuant to the Restricted Stock Plan described on page 31. Mr. Williams owns and has sole voting power and sole dispositive power with respect to 107,786 shares.

(12)
Includes 78,000 shares which Mr. Galvin has the right to acquire under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table and 14,796 unvested shares of Restricted Stock as to which Mr. Galvin has voting and dispositive power pursuant to the Restricted Stock Plan described on page 31. Mr. Galvin owns and has sole voting power and sole dispositive power with respect to 98,676 shares.

(13)
Includes 66,000 shares which Ms. Zupan has the right to acquire under one of the Company’s stock option plans within 60 days of the date for which beneficial ownership is provided in the table and 13,368 unvested shares of Restricted Stock as to which Ms. Zupan has voting and dispositive power pursuant to the Restricted Stock Plan described on page 31. Ms. Zupan owns and has sole voting power and sole dispositive power with respect to 55,420 shares.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR each of the nominees named below. A Board of Directors is to be elected, with each director to hold office until the next Annual Meeting of Shareholders or until his successor shall be elected or appointed. The persons whose names are set forth as proxies in the enclosed form of proxy will vote all shares over which they have control “FOR” the election of the Board of Directors’ nominees, unless otherwise directed. Although the Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve, if such a situation should arise prior to the meeting, the appointed proxies will use their discretionary authority pursuant to the proxy and vote in accordance with their best judgment.

Nominees

All of the persons listed below are members of the present Board of Directors and have consented in writing to be named in this Proxy Statement and to serve as a director, if elected.

Mr. James R. Gibbs (61) joined the Company in February 1982 and has been President and Chief Operating Officer since January 1987. He assumed the additional position of Chief Executive Officer on April 1, 1992 and additionally became Chairman of the Board on April 29, 1999. Mr. Gibbs is a member of the Board of Directors of Smith International, Inc., an oil field service company; an advisory director of Frost National Bank, Houston; a director of Veritas DGC Inc., a seismic service company; and serves on the Board of Trustees of Southern Methodist University. Mr. Gibbs was elected a director of the Company in 1985.

Mr. Douglas Y. Bech (60) has been Chairman and Chief Executive Officer of Raintree Resorts International, Inc. (“Raintree”) since August 1997. In November 2003, Teton Club LLC, a private resident club in Jackson, Wyoming owned by Raintree and a non-affiliated third party, Jackson Hole Ski Corp., filed for protection under Chapter 11 and the Teton Club LLC was successfully reorganized in August 2004. From 1994 to 1997, Mr. Bech was a partner in the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P. of Houston, Texas. Since 1994, he has also been a managing director of Raintree Capital Company, LLC, a merchant banking firm. From 1993 to 1994, Mr. Bech was a partner of Gardere & Wynne, L.L.P. of Houston, Texas. From 1970 until 1993, Mr. Bech was associated with and a senior partner of Andrews & Kurth L.L.P. of Houston, Texas. Mr. Bech is a member of the Board of Directors of j2 Global Communications, Inc., an internet document communications company. He was appointed a director of the Company in 1993.

Mr. G. Clyde Buck (68) has been a Senior Vice President and Managing Director of the investment banking firm Sanders Morris Harris, Inc. (including predecessor firms) since 1998. From 1983 to 1998, he was a Managing Director of Dain Rauscher Corporation, also an investment banking firm. Mr. Buck is also a member of the Board of Directors of Smith International, Inc., an oilfield service company. He was appointed a director of the Company in 1999.

Mr. T. Michael Dossey (63) has been a management consultant located in Houston, Texas since April 2000. From April 2000 through September 2002, Mr. Dossey was a management consultant affiliated with the Adizes Institute of Santa Barbara, California. Prior to April 2000, Mr. Dossey spent 35 years with the Shell Oil Company and its affiliates. Prior to his retirement from Shell, his last assignment with Shell was General Manager-Mergers and Acquisitions for Equilon Enterprises LLC, an alliance between the domestic downstream operations of Shell and Texaco. He also had been Vice President and Business Manager for Shell Deer Park Refining Company, which was a joint venture operation with Pemex. Previously, he spent several years in Saudi Arabia where he was General Operations Manager for Saudi Petrochemical Company, a joint venture between Shell and the Saudi Arabian government. Earlier in his career, Mr. Dossey’s positions included various business and operational positions in Shell’s refining and petrochemical operations domestically and in Europe. He was appointed a director of the Company in 2000.

Mr. James H. Lee (57) is Managing General Partner and principal owner of Lee, Hite & Wisda Ltd., an oil and gas consulting firm, which he founded in 1984. From 1981 to 1984, Mr. Lee was a Principal with the oil and gas advisory firm of Schroder Energy Associates. He had prior experience in investment management, corporate finance and mergers and acquisitions at Cooper Industries Inc. and at White, Weld & Co. Incorporated. Mr. Lee is a member of the Board of Directors of Forest Oil Corporation, an oil and gas exploration and production company. He was appointed a director of the Company in 2000.

Mr. Paul B. Loyd, Jr. (59) has been an Executive-In-Residence for J.P. Morgan Capital Partners, Chairman of Penloyd Holdings LLC, a private company and an independent private investor since 2002. He served as Chairman of the Board and Chief Executive Officer of R&B Falcon Corporation, the world’s largest offshore drilling company, from December 1997 until its merger in January 2001 with Transocean Sedco Forex. From April 1991 until December 1997, Mr. Loyd was Chairman of the Board and Chief Executive Officer of Reading & Bates Corporation, and prior to that time he had served as Assistant to the president of Atwood Oceanics International, President of Griffin-Alexander Company, and Chief Executive Officer of Chiles-Alexander International, Inc., all of which are companies in the offshore drilling industry. He has served as consultant to the Government of Saudi Arabia, and was a founder and principal of Loyd & Associates, Inc., an investment company focusing on the energy industry. Mr. Loyd is a member of the Board of Directors of Carrizo Oil & Gas, Inc., a public company, and Vetco International, a private company; and serves on the Board of Trustees of Southern Methodist University and the Executive Board of the Cox School of Business. He was appointed a director of the Company in 1994.

Mr. Michael E. Rose (59) has been involved in private investments since retiring from Anadarko Petroleum Corporation, one of the nation’s largest independent oil and gas companies (“Anadarko”), in January 2004. Mr. Rose had been with Anadarko for 24 years prior to his retirement, and from August 2000 until January 2004 he served as Executive Vice President Finance & Chief Financial Officer of Anadarko. He also served as Senior Vice President Finance & Chief Financial Officer from January 1993 until August 2000 and prior to that time was Vice President Finance & Chief Financial Officer from January 1987 until January 1993. From May 1981 until January 1987 he was Vice President & Controller of Anadarko. From 1971 until joining Anadarko as their Chief Accountant in 1978, he held a variety of positions with Atlantic Richfield Company. Mr. Rose is a director for Woodforest Financial Group Inc. in Houston, Texas. He was appointed a director of the Company in 2005.

The Board has determined that each of the nominees standing for election at the 2006 Annual Shareholders Meeting, other than James R. Gibbs, our Chairman of the Board, President and Chief Executive Officer, is independent within the meaning of New York Stock Exchange director independence standards and otherwise has no material relationship with the Company, either directly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board based this determination on a review of all the relevant facts and circumstances, including the responses of the directors to questions regarding their employment history, compensation, affiliations and family and other relationships.

The Board of Directors and Its Committees

The Board of Directors met six times (including one telephonic meeting) in 2005, and each incumbent director of the Company, other than Mr. Loyd, attended 75 percent or more of the aggregate number of meetings of the Board of Directors held in 2005 while he was a director and 75 percent or more of the aggregate number of meetings of the committees of the Board held in 2005 while he served on such committee. The Company does not maintain a formal policy regarding the Board’s attendance at annual shareholder meetings. None of the directors attended the 2005 annual meeting of shareholders.

The non-management directors of the Board met five times in 2005 without management present. The presiding director of such meetings was chosen by a majority vote of those directors who were present at each such meeting. For 2006, the directors have elected Mr. Bech to serve as presiding director for meetings when the non-management directors meet without management present. An interested party may communicate with the non-management directors or the presiding directors directly by mailing such director(s) c/o Investor Relations Department, Frontier Oil Corporation, 10000 Memorial Drive, Suite 600, Houston, Texas 77024-3411.

The Board of Directors has five standing committees comprised of directors of the Company: audit, compensation, executive, safety & environmental and nominating & corporate governance.

Audit Committee: The Audit Committee is comprised of three outside directors, currently Messrs. Rose, Buck and Lee. Each of the members of the Audit Committee is independent as defined by New York Stock Exchange listing requirements and as required by Rule 10A-3 under the 1934 Act, and the Board of Directors of the Company has determined that Mr. Rose is an “audit committee financial expert” within the meaning of Item 401 of Regulation S-K under the federal securities laws. The Audit Committee’s responsibilities include: (i) retaining, compensating and overseeing the independent public accountants performing the audit services on behalf of the Company, (ii) reviewing the Company’s annual and quarterly financial statements with management and with the independent public accountants, (iii) reviewing the report submitted in connection with the performance of the audit services by the independent public accountants on behalf of the Company, (iv) approving professional services provided by the independent public accountants, (v) reviewing the independence of the independent public accountants, (vi) considering the range of audit and non-audit fees and (vii) reviewing with management the integrity of the Company’s financial reporting process, both internal and external, and the adequacy of the Company’s internal accounting controls. The Audit Committee met nine times during 2005.

Compensation Committee: The Compensation Committee is comprised of three outside directors, currently Messrs. Bech, Loyd and Rose. The Compensation Committee’s responsibilities include: (i) establishing the Company’s philosophy for executive compensation to ensure it rewards performance, promotes the interests of the Company’s shareholders and is competitive with the Company’s peer group, (ii) reviewing the performance of corporate officers against goals and objectives approved by the Compensation Committee and approving their salaries, salary increases, and bonuses, (iii) approving compensation and benefit plans, including incentive compensation and equity based compensation plans and awards for officers and key employees, (iv) monitoring the benefits under all of the Company employee savings, thrift and retirement plans and (v) adopting a plan for the orderly succession of the officers of the Company. Each of the members of the Compensation Committee is independent as defined by the New York Stock Exchange listing requirements. The Compensation Committee met five times during 2005.

Executive Committee: The Executive Committee is comprised of three members of the Board of Directors, the Chief Executive Officer of the Company and two outside directors, currently Messrs. Gibbs, Bech and Loyd. The Executive Committee’s responsibilities include: (i) being able to act on and exercise all of the powers and authority of the Board, subject to the limitations imposed by Wyoming law and the Company’s bylaws, in connection with those matters which the Board may delegate to the Committee that require expeditious consideration and resolution at times between regular meetings or when the Board cannot be convened in a timely manner for a special meeting and (ii) approving capital expenditures not to exceed $20 million and disposition of Company assets not to exceed $10 million. The Executive Committee met once during 2005.

Safety & Environmental Committee: The Safety & Environmental Committee is comprised of three outside Directors, currently Messrs. Buck, Dossey and Loyd. The Safety & Environmental Committee’s functions include: (i) reviewing reports and information provided by Company management or consultants regarding material regulatory compliance matters arising out of worker safety and health issues, (ii) reviewing reports and information provided by Company management or consultants regarding material regulatory compliance matters or legislative developments related to environmental protection concerns and (iii) reporting material issues or compliance concerns included in the reports by management to the Board. The Safety & Environmental Committee met three times during 2005.

Nominating & Corporate Governance Committee: The Nominating & Corporate Governance Committee is comprised of three outside directors, currently Messrs. Lee, Bech and Dossey. The responsibilities of the committee include: (i) reviewing possible candidates for the Board of Directors and recommending nomination of appropriate candidates to the Board, (ii) developing and periodically reviewing the Company’s corporate governance guidelines, (iii) evaluating the structure, operation, size and membership of each standing committee of the Board, (iv) recommending for Board approval the members and chairman for each standing committee, (v) overseeing the annual evaluations of the performance of the Board and its standing committees and the effectiveness of the Board, the standing committees and management and (vi) considering questions of independence and possible conflicts of interest of members of the Board and executive officers. Each of the members of the Nominating & Corporate Governance Committee is independent as defined by the New York Stock Exchange listing requirements. The Nominating & Corporate Governance Committee met four times during 2005.

Qualifications for consideration as a Board nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, minimum qualifications include: (i) business and/or professional knowledge and experience applicable to the Company, its business and the goals and perspectives of its shareholders; (ii) being well regarded in the community, with a long term, good reputation for highest ethical standards; (iii) having good common sense and judgment; (iv) having a positive record of accomplishment in present and prior positions; (v) having an excellent reputation for preparation, attendance, participation, interest and initiative on other boards on which he or she may serve; and (vi) having the time, energy, interest and willingness to become involved in the Company and its future. We seek a diverse group of candidates for nomination as directors for shareholders to consider and vote upon at the annual meeting.

The Nominating & Corporate Governance Committee has established procedures for identifying and evaluating nominees. First, the Committee considers the Board’s needs. For instance, the Committee may determine that, due to vacancies or current developments, the election of a director with a particular specialty (e.g., in a specific industry) would benefit the Board. The Committee then solicits recommendations from the Chief Executive Officer and other Board members and considers recommendations, if any, made by shareholders. The Committee then evaluates these recommendations and identifies prospective nominees to interview. Results from the interview process are considered by the Committee, and the Committee then recommends nominees to the full Board, which, upon approval by the Board, recommends the nominees for election by the shareholders.

The Company receives suggestions for potential director nominees from many sources, including members of the Board, advisors, and shareholders. All of the nominees for director recommended for election by the shareholders at the 2006 Annual Meeting are current members of the Board. The Nominating & Corporate Governance Committee will consider nominees recommended by shareholders in the same manner as all other candidates. Pursuant to the Company’s bylaws, nominations for candidates for election to the Board of Directors may be made by any shareholder entitled to vote at a meeting of shareholders called for the election of directors. Nominations made by a shareholder must be made by giving notice in writing to the Secretary of the Company before the later to occur of (i) 60 days prior to the date of the meeting of shareholders called for the election of directors or (ii) ten days after the Board first publishes the date of such meeting. The notice shall include all information concerning each nominee as would be required to be included in a proxy statement soliciting proxies for the election of such nominee under the 1934 Act. The notice shall also include a signed consent of each nominee to hold office until the next Annual Meeting of Shareholders or until his successor shall be elected or appointed.

Compensation of Directors

In 2005, the Directors’ fees were $2,500 per month, plus $1,500 for each Board meeting attended, and $1,500 for any committee meeting attended (in each case, including telephonic meetings). The chairmen of the Audit Committee and the Compensation Committee also receive a fee of $15,000 per year and all other committee chairmen receive a fee of $5,000 per year. Additionally, in April 2005 each of the non-employee Directors at the time received 8,000 Restricted Stock Units (“RSUs”) pursuant to the terms of the Amended and Restated Frontier Oil Corporation 1999 Stock Plan (the “1999 Stock Plan”). Under the terms of the RSUs, the RSUs become 100% vested as of the earliest of April 26, 2008, the disability or death of the director or a change in control of the Company.

No member of the Board of Directors was paid any remuneration in 2005 for his service as a director of the Company other than pursuant to the standard compensation arrangement for directors described above. Directors who are officers of the Company do not receive any compensation for their services as a director. The Company reimburses its directors for travel expenses incurred in attending Board meetings.

In addition to the seven directors elected by shareholders, Mr. James S. Palmer serves as Director Emeritus at the request of the Board. Mr. Palmer joined the Board of Directors of the Company in 1975 and served through the date of the 1999 Annual Meeting. As compensation for his services as Director Emeritus in 2005, Mr. Palmer was paid a retainer of $2,500 per month, $1,500 for each Board meeting attended in person or telephonic and reimbursement for related travel expenses. Mr. Palmer also received 8,000 RSUs in April 2005 (see description above). See also “Certain Relationships and Related Transactions.”

PROPOSAL 2:

APPROVAL OF FRONTIER OIL CORPORATION OMNIBUS INCENTIVE
COMPENSATION PLAN

At the Company’s Annual Meeting of Shareholders, the shareholders will be asked to approve the Frontier Oil Corporation Omnibus Incentive Compensation Plan (the “Omnibus Plan”). The Omnibus Plan is a broad-based incentive plan that provides for granting stock options, stock appreciation rights, restricted stock awards, performance awards, stock units, bonus shares, dividend equivalent rights, other stock-based awards and substitute awards to employees, consultants and non-employee directors. The Board believes the Company’s success and long-term progress are dependent upon attracting and retaining officers, employees, directors and consultants of the Company and its subsidiaries and affiliates. The Omnibus Plan gives the Compensation Committee the maximum flexibility to use various forms of incentive awards as part of the Company’s overall compensation program.

The Omnibus Plan is an amendment and restatement of the Company’s previously approved 1999 Stock Plan and also includes the Company’s Restricted Stock Plan, which is being merged into the Omnibus Plan. If the Omnibus Plan is approved, it will be the only incentive stock plan maintained by the Company.

The Company’s Board of Directors unanimously approved the Omnibus Plan on February 22, 2006, subject to shareholder approval at the Company’s Annual Meeting. The affirmative vote of at least a majority of the votes cast at the meeting is required to approve the Omnibus Plan. If the Plan is not approved by the shareholders at the Annual Meeting, then the Omnibus Plan will not become effective and the 1999 Stock Plan and the Restricted Stock Plan will continue as currently in effect.

Below is a summary of the terms of the Omnibus Plan that is qualified in its entirety by reference to the full text of the Omnibus Plan, a copy of which is attached to this document as Annex A.

The Company’s Board of Directors recommends the shareholders vote FOR the approval of the Frontier Oil Corporation Omnibus Incentive Compensation Plan.

Purpose and Key Features of the Omnibus Plan

The Omnibus Plan is designed to enable the Company to provide those individuals who bear the responsibilities of management of the Company and its affiliates with stock-based incentive and reward opportunities designed to align their interests with those of the shareholders of the Company, thereby enhancing the profitable growth of the Company. A further purpose of the Omnibus Plan is to provide a means for the Company to attract and retain such individuals in the service of the Company and its affiliates.

Number of Shares Subject to the Omnibus Plan

The maximum number of shares of the Company’s Common Stock that may be issued under the Omnibus Plan with respect to awards will be six million shares, subject to certain adjustments as provided by the Omnibus Plan. The six million shares authorized include: (i) awards currently outstanding under the 1999 Stock Plan, the Frontier Oil Corporation Stock Option Plan and the Restricted Stock Plan including 690,850 options and 212,822 restricted stock awards and restricted share units awards and (ii) 1,266,848 shares remaining available for future grants under these plans. Thus, the Omnibus Plan would authorize an additional 3,829,480 shares for delivery with respect to future awards. However, the shares included in the six million “share pool” from the prior plans and the 3,829,480 shares to be added to the pool are subject to adjustments as provided in the Omnibus Plan. To the extent that awards are made from shares available under the prior plans between December 31, 2005 and the date the Omnibus Plan is approved by shareholders, and becomes effective, such awards will serve to reduce the number of shares available to be granted under the Omnibus Plan. Except as provided below, stock-denominated awards, other than options and stock appreciation rights (“SARs”), will be credited or debited on their grant, payment in shares, forfeiture or termination without payment in shares, as the case may be, to the six million share pool on the basis of 1.7 shares for each share subject to such share-denominated awards. The full number of shares subject to an option and SAR award will be similarly debited or credited to the six million share pool on a 1.0 for 1.0 basis. In addition, any shares used to satisfy a dollar-denominated award, such as a performance award, will reduce the share pool on the basis of 1.7 share for each share so paid. Stock-denominated awards that are granted to new participants, who join the Company as the result of an acquisition or purchase made by the Company, as replacement awards for prior employer equity awards lost or converted in connection with the acquisition or purchase (“Substitute Awards”) will not be debited or credited against the six million share pool. In addition, upon certain corporate events, such as a stock split, recapitalization, reorganization, spinoff and other similar events, the number of shares available under the Omnibus Plan will be adjusted to appropriately reflect that event. Thus, depending on the type of award granted, whether it is forfeited or paid in shares, and whether or not a corporate event has occurred, will adjust the size of the six million share pool with the result that it is possible that a greater or lesser number than six million shares may actually be delivered with respect to awards under the Omnibus Plan.

No participant may receive stock-denominated awards with respect to more than 1,500,000 shares in any calendar year. The maximum amount of cash-denominated awards that may be granted to any participant during any calendar year may not exceed $5,000,000.

The shares of Common Stock to be delivered under the Omnibus Plan may be treasury shares or authorized but unissued shares. To the extent that an award (other than a Substitute Award) terminates, expires, lapses or is settled in cash, the shares subject to the award may be used again with respect to new grants under the Omnibus Plan. However, shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligations may not be used again for grants under the Omnibus Plan.

Administration

In general, the Omnibus Plan will be administered by the Compensation Committee of the Board of Directors of the Company, which is intended to be comprised solely of two or more non-employee directors (within the meaning of Rule 16b-3 under the 1934 Act) who also qualify as “outside directors” (within the meaning assigned to such term under Section 162(m) of the Internal Revenue Code). The term “Committee,” as used in the Omnibus Plan, refers to the Compensation Committee and includes any other committee of the Board, if appointed.

The Committee will have the full authority, subject to the terms of the Omnibus Plan, to establish rules and regulations for the proper administration of the Omnibus Plan, to select the employees, consultants and directors to whom awards are granted, and to determine the type of awards made and the terms of the awards.

Eligibility

All employees, consultants and directors of the Company and its affiliates are eligible to participate in the Omnibus Plan. The selection of which of the eligible individuals will receive awards is within the sole discretion of the Committee.

Term of Omnibus Plan

Provided the Omnibus Plan is approved by the Company’s shareholders at the Company’s Annual Meeting, the Omnibus Plan will become effective as of the date of that approval. No further awards may be granted under the Omnibus Plan after the 10th anniversary of the date the Omnibus Plan was approved by the Board. The Board or the Committee may terminate the Omnibus Plan earlier at any time with respect to any shares of Common Stock for which awards have not theretofore been granted.

Stock Options and SARs

The term of each option and SAR will be as specified by the Committee at the date of grant (but not more than ten years). The effect of the termination of an optionee’s employment, consulting relationship, or membership on the Board will be specified in the award agreement that evidences the option or SAR grant. The exercise price for each option and SAR will be determined by the Committee and will be no less than the fair market value of the underlying shares of Common Stock on the date that the option or SAR is granted (unless a Substitute Award). The Committee shall also determine the length of service, performance objectives or other conditions, if any, that must be satisfied before all or part of an option or SAR may vest and be exercised. The period during which an option or SAR may be exercised shall be set forth in the award agreement.

The status of an option granted to an employee as to whether it is an incentive stock option or a nonstatutory stock option will be designated by the Committee at the time of grant. No more than two million shares may be delivered with respect to incentive stock options. The Committee may determine the method by which the option price may be paid upon exercise, including in cash, check, shares of the Company Common Stock already owned by the optionee, or by any combination thereof. The Omnibus Plan also allows the Committee, in its discretion, to establish procedures pursuant to which an optionee may affect a cashless exercise of an option through a broker.

Restricted Stock

Pursuant to a Restricted Stock award, shares of the Company’s Common Stock will be issued in the name of the employee, consultant or director at the time the award is made, but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender the shares to the Company, which may be linked to performance criteria or other specified criteria, including the passage of time, as may be determined in the discretion of the Committee.

Performance Awards

The Committee may grant Performance Awards, which are dollar-denominated awards that may be paid in cash, Company Common Stock or any combination thereof, as determined by the Committee in its discretion. At the time of the grant, the Committee will establish the dollar amount of each Performance Award, the specified criteria, including the passage of time or performance criteria, that must be achieved, and the performance period over which the performance or vesting goals will be measured. Following the end of the performance period, the Committee will determine the amount payable to the holder of the Performance Award based on the achievement of the vesting goals for such performance period. Payment of vested awards will be made in cash and/or in shares of Common Stock, as determined by the Committee, following the close of the performance period.

Stock Units

Stock Units are awards of rights to receive amounts equal to a specified number of shares of Common Stock. Such awards may be subject to the fulfillment of conditions, which may be linked to Performance Criteria or other specified criteria, including the passage of time as the Committee may specify. Payment of Stock Units may be made in cash, shares of Common Stock or any combination thereof, as determined by the Committee in its discretion, and shall be paid following the close of the vesting period. Any payment to be made in cash will be based on the fair market value of a share of Common Stock on the payment date.

Bonus Shares

Bonus Shares are unrestricted shares of Common Stock and may be paid as part of, or in lieu of all or any portion of, any bonus, deferred compensation or other compensation of an eligible individual.

Dividend Equivalent Rights (DERs)

Dividend equivalent rights (“DERs”) are rights, generally granted in tandem with another award, to receive an amount of cash equal to the value of any dividends made on shares of Common Stock during the period the tandem award is outstanding. Payment of DERs may be made subject to the same vesting terms as the tandem award (if any) or may have different vesting and payment terms, in the discretion of the Committee.

Other Stock-Based Awards

An Other Stock-Based Award is an award the value of which is based in whole or in part on a share of Common Stock. The Committee may set such vesting and/or performance criteria as it chooses with respect to such award. Upon vesting, the award may be paid in shares of Common Stock, cash or any combination thereof, as decided by the Committee.

Substitute Awards

The Committee may grant to individuals who become employees, consultants or directors of the Company or its subsidiaries in connection with a merger or other corporate transaction awards under the Omnibus Plan that are intended to replace an equity award such person may have received from his or her prior employer and “lost” as a result of the transaction. In general, a Substitute Award will be similar in terms and type to the award it replaces.

Performance-Based Compensation

With respect to awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the Committee will establish performance goals based upon the attainment of such target levels of one or more of the Performance Criteria (as described below) over one or more periods of time, which may be of varying and overlapping durations, as the Committee may select. Which Performance Criteria to be used with respect to any grant, and the weight to be accorded thereto if more than one criteria is used, will be determined by the Committee at the time of grant. Following the completion of each specified performance period, the Committee will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amount earned by a participant, the Committee will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

For purposes of the Omnibus Plan, the term “Performance Criteria” means measures to be selected from the following items as applied to the Company, any subsidiary or any division or operating unit: net income per share, net income per share from operations, cash flow, cash flow per share, pre-tax income, return on capital employed, return on equity, return on assets, stock price, shareholder return, net income, operating income, earnings before interest, taxes, depreciation and amortization expenses, cost controls, reductions or savings, safety, environmental compliance, refinery reliability, refinery mechanical availability, and economic value added. Such targets may be expressed in terms of the Company, a subsidiary, division or business unit, as determined by the Committee. The performance measures shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the award agreement and permitted by Section 162(m), shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, or department thereof. A performance goal need not be based upon an increase or positive result under a business criterion and may be based upon limiting economic losses or maintaining the status quo.

Miscellaneous

The Committee may amend or modify the Omnibus Plan at any time; provided, however, that shareholder approval will be obtained for any amendment (i) to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, (ii) to increase the number of shares available or (iii) to permit the exercise price of any outstanding option or SAR that is “underwater” to be reduced or for an “underwater” option or SAR to be cancelled and replaced with a new award.

Upon a change of control of the Company (as defined in the Omnibus Plan), awards automatically become fully vested and payable unless the individual’s award agreement provides to the contrary.

Federal Income Tax Aspects of the Omnibus Plan

The following is a brief summary of certain of the U.S. federal income tax consequences under the Omnibus Plan as normally operated and is not intended to be exhaustive.

As a general rule, no federal income tax is imposed on a participant upon the grant of a an award under the Omnibus Plan, other than Bonus Shares, and the Company is not entitled to a tax deduction by reason of such grant, other than Bonus Shares. When an award is paid or becomes vested, the holder will realize ordinary income in an amount equal to the cash and/or the fair market value of the shares of Common Stock received at that time, and, subject to Section 162(m) of the Internal Revenue Code, the Company will be entitled to a corresponding deduction. Upon the exercise of a non-statutory stock option or SAR, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares of stock at the time of exercise over the exercise price paid for such shares, and the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation is recognized by the holder, assuming applicable federal income tax reporting requirements are satisfied. Stock options that are incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code are subject to special federal income tax treatment. In general, no federal income tax is imposed on exercise of an ISO although the exercise may trigger alternative minimum tax liability to the optionee, and the Company is not entitled to any deduction for federal income tax purposes in connection with the grant or exercise of an ISO. However, if the optionee disposes of the shares acquired upon exercise of an ISO before satisfying certain holding period requirements, the optionee will be treated, in general, as having received, at the time of disposition, compensation taxable as ordinary income, and in such event, the Company may claim a deduction for compensation paid at the same time and in the same amount as the compensation treated as being received by the optionee.

In general, Section 162(m) of the Internal Revenue Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers unless the compensation qualifies under Section 162(m) of the Internal Revenue Code as “performance-based”. The Omnibus Plan has been designed to provide flexibility with respect to whether awards granted by the Committee will qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and, therefore, be exempt from the deduction limit.

Upon a change of control of the Company, awards granted to certain individuals may be “excess parachute” payments for purposes of Section 280G of the Internal Revenue Code and, in such event, the individual would be subject to an additional 20% excise tax with respect to the “parachute value” of the awards and the Company would not be entitled to a tax deduction for such parachute amount.

The Omnibus Plan and awards granted under it are intended to comply with new Section 409A of the Internal Revenue Code, concerning deferred compensation. Failure to comply could subject a participant to an additional 20% tax.

Inapplicability of ERISA

Based upon current law and published interpretations, the Company does not believe that the Omnibus Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits

The amount and type of awards to be made pursuant to the Omnibus Plan, as well as any vesting and performance criteria applicable to such awards, are subject to the discretion of the Compensation Committee. Annual incentive awards for 2006 have not yet been granted by the Committee, though performance measures and target award levels have been established. Subject to shareholder approval of the Omnibus Plan and achievement of the specified performance measures, annual incentive awards for 2006 performance will be paid under the Omnibus Plan in early 2007. In addition, the Compensation Committee has approved equity awards summarized in the following table for the individuals and groups listed in the table. All of these grants are subject to the approval of the Omnibus Plan by the shareholders of the Company, and the restricted stock grants are subject to achievement of performance measures during the 2006 fiscal year. Exercise prices for options to be granted in 2006 following shareholder approval of the Omnibus Plan will be set at the time such grants are made.

New Plan Benefits
Frontier Oil Corporation Omnibus Incentive Compensation Plan
Name and Position	Dollar Value ($)(1)(2)	Number of Units(2)
James R. Gibbs Chairman of the Board, President and Chief Executive Officer	4,685,112	173,039 (3)
Michael C. Jennings Executive Vice President - Chief Financial Officer	1,405,519	51,911(4)
W. Reed Williams Executive Vice President - Refining & Marketing	0	0
Jon D. Galvin Vice President	468,506	17,304(5)
Nancy J. Zupan Vice President - Controller	468,506	17,304(6)
Executive Group	8,276,980	305,702(7)
Non-Executive Director Group	801,262	16,940(8)
Non-Executive Officer Employee Group	7,266,983	269,536(9)

(1)
Based on a value of $47.30 per share of restricted stock, which was the closing price for our Common Stock quoted on the NYSE on March 7, 2006, but does not include any value for stock options, as the value of such awards is not determinable at this time.

(2)
The number of shares of restricted stock (and related dollar values) appearing in this table represent the maximum award that may be earned for employees of the Company; the minimum award is zero. The actual award earned will be determined by achievement versus Plan performance measures. Restricted stock awards for the Non-Executive Director Group are not dependent on Company performance.

(3)	Includes 99,051 shares of restricted stock and 73,988 stock options.

(4)	Includes 29,715 shares of restricted stock and 22,196 stock options.

(5)	Includes 9,905 shares of restricted stock and 7,399 stock options.

(6)	Includes 9,905 shares of restricted stock and 7,399 stock options.

(7)	Includes an aggregate of 174,989 shares of restricted stock and an aggregate of 130,713 stock options for the five named executive officers plus three additional executive officers of the Company.

(8)	Includes an aggregate of 16,940 shares of restricted stock.

(9)	Includes an aggregate of 153,636 shares of restricted stock and an aggregate of 115,900 stock options.

Previous grants of stock options under the 1999 Stock Plan, which, subject to shareholder approval, is being amended and restated and merged with the Restricted Stock Plan to become the Omnibus Plan, include the following: (i) an aggregate of 2,461,300 stock options to Mr. Gibbs; (ii) an aggregate of zero stock options to Mr. Jennings; (iii) an aggregate of 760,000 stock options to Mr. Williams; (iv) an aggregate of 310,000 stock options to Mr. Galvin; (v) an aggregate of 142,800 stock options to Ms. Zupan; (vi) an aggregate of 4,188,500 stock options to the five named executive officers plus three additional executive officers as a group; (vii) an aggregate of 435,000 stock options to the current directors who are not executive officers; (viii) an aggregate of 90,000 stock options to Mr. Bech; (ix) an aggregate of 90,000 stock options to Mr. Buck; (x) an aggregate of 75,000 stock options to Mr. Dossey; (xi) an aggregate of 90,000 stock options to Mr. Lee; (xii) an aggregate of 90,000 stock options to Mr. Loyd; (xiii) an aggregate of zero stock options to Mr. Rose; (xiv) an aggregate of zero stock options to any associate of any of the foregoing; an aggregate of zero stock options to any other person who received 5% of such options; and (xv) an aggregate of 2,361,000 stock options (net of lapses or forfeitures) to all employees, including all current officers who are not executive officers, as a group.

PROPOSAL 3:

RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 2006. This firm has served in such capacity since March 2002 and is familiar with the Company’s affairs and procedures.

Deloitte & Touche LLP has advised the Company that its representatives will be present at the Annual Meeting to discuss results for the year ended December 31, 2005 and to make a statement if they desire to do so and to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the 1934 Act, except to the extent the Company specifically incorporates this Report by reference therein.

March 21, 2006

To the Board of Directors of Frontier Oil Corporation:

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Members of the Audit Committee

Michael E. Rose, Chairman
G. Clyde Buck
James H. Lee

Audit Fees

The following table sets forth the fees billed to the Company from its principal independent auditor, Deloitte & Touche LLP, for professional services rendered for the fiscal years ended December 31, 2005 and 2004:

	Fiscal 2005	Fiscal 2004
Audit Fees	$985,547	$978,850
Audit-Related Fees	69,894	72,100
Tax Fees	220,228	219,900
All Other Fees	0	0
Total	$1,275,669	$1,270,850

Audit Fees for the fiscal years ended December 31, 2005 and 2004 were for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, attestation of management’s assessment of internal control, as required by Sarbanes-Oxley Act, Section 404, consents, comfort letters and other services related to Commission matters.

Audit-Related Fees for the fiscal years ended December 31, 2005 and 2004 were for assurance and related services associated with employee benefit plan audits, Sarbanes-Oxley Act, Section 404 advisory services and agreed-upon procedure engagement.

Tax Fees for the fiscal years ended December 31, 2005 and 2004 were for services related to tax compliance and tax consultation.

All Other Fees for the fiscal year ended December 31, 2005 were zero.

Pre-Approval Policy

All the services performed by the independent auditor in 2005 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by the independent auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval.

Services provided by the independent auditor during the following fiscal year that were included in the Service List were pre-approved following the policies and procedures of the Audit Committee.

Any requests for audit, audit-related, tax, and other services not contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings, but the Chairman of the Audit Committee has authority to grant pre-approval as necessary. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

In addition, although not required by the rules and regulations of the SEC, the Audit Committee generally requests a range of fees associated with each proposed service on the Service List and any services that were not originally included on the Service List. Providing a range of fees for a service incorporates appropriate oversight and control of the independent auditor relationship, while permitting the Company to receive immediate assistance from the independent auditor when time is of the essence.

On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.

OTHER BUSINESS

The Board of Directors of the Company knows of no matters expected to be presented at the Annual Meeting other than those described above; however, if other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying form of proxy, and acting thereunder, will vote in accordance with their best judgment on such matters.

EXECUTIVE AND OTHER OFFICERS

Set forth below are the executive officers of the Company as of year end 2005 along with their ages as of March 21, 2006 and office held by each officer.

Mr. James R. Gibbs (61) is Chairman of the Board, President and Chief Executive Officer. Information about Mr. Gibbs is included on page 7 with the information on nominees for the Board.

Mr. Michael C. Jennings (40) joined the Company in June, 2005 as Executive Vice President and Chief Financial Officer. Prior to joining the Company, Mr. Jennings was employed by Cooper Cameron Corporation beginning in May 2000 as Vice President & Treasurer, with responsibilities including managing merger and acquisition activities, the tax and corporate finance areas, Cooper Cameron’s liquidity and capitalization and overseeing bank and rating agency relationships. From November 1998 until May 2000, he was Vice President Finance & Corporate Development of Unimin Corporation, a producer of industrial minerals. Prior to November 1998, Mr. Jennings was employed by Cooper Cameron Corporation as Director, Acquisitions and Corporate Finance from July 1995 until November 1998.

Mr. W. Reed Williams (58) has been Executive Vice President-Refining & Marketing since joining the Company in July 2000. He has over 32 years of experience in refining and marketing. Prior to joining the Company, Mr. Williams was employed by Ultramar Diamond Shamrock beginning in 1993, where his responsibilities included corporate development, operations planning, pipeline operations and product supply and distribution. His final position at Ultramar Diamond Shamrock was Vice President of Logistics Development. Prior to 1993, Mr. Williams was employed by Tesoro Petroleum Corporation for nineteen years (1973 until 1992) where he held numerous positions, including Group Vice President of Refining, Marketing and Supply from 1990 to 1992. During 1992, he was President of Remote Operating Systems, Inc. before joining Ultramar Diamond Shamrock.

Mr. J. Currie Bechtol (64) has been Vice President-General Counsel of the Company since January 1998 and became Secretary of the Company in August 2000. Prior to joining the Company, Mr. Bechtol was in private legal practice for 28 years, most recently with Hutcheson & Grundy L.L.P. from 1984 until joining the Company.

Mr. Jon D. Galvin (52) is Vice President of the Company. He was appointed to this position in July 2000. He has performed special project duties for the Company’s Chief Executive Officer since July 2003. Mr. Galvin served as Vice President-Crude Oil Supply of certain of the Company’s refining subsidiaries from July 2000 until May 2003, Vice President-Controller of the Company from September 1997 until July 2000 and Chief Financial Officer of the Company’s Frontier refining subsidiaries from February 1992 until July 2000.

Mr. Gerald B. Faudel (56) has been Vice President-Government Relations and Environmental Affairs of the Company since February 2000. Mr. Faudel had previously been Vice President-Safety and Environmental Affairs and had served in similar capacities since November 1993. From October 1991 through November 1993, Mr. Faudel was Director of Safety, Environmental and External Affairs of the refining subsidiaries of the Company. Mr. Faudel was employed by Frontier Oil Corporation from October 1989 through October 1991 as Director of Safety, Environmental and External Affairs. Prior to October 1989, Mr. Faudel was employed with Tosco Corporation’s Avon Refinery as Manager of Hazardous Waste and Wastewater Program.

Ms. Nancy J. Zupan (51) is Vice President-Controller of the Company. Prior to her appointment to this position in February 2001, Ms. Zupan was Controller for the Company’s subsidiaries from 1991, when Frontier acquired the Cheyenne Refinery. She held the same position for the prior owners of the Cheyenne Refinery from 1987 until the acquisition. Prior to 1986, Ms. Zupan was employed by Husky Oil Company.

Mr. Douglas S. Aron (32) has been Vice President-Corporate Finance of the Company since May 2005. Mr. Aron had previously been Director Investor Relations since March, 2001. Prior to joining the Company, Mr. Aron was employed by Amegy Bank (formerly Southwest Bank of Texas) from March 1998 to March 2001 and was a commercial lending officer with them from March, 1999 to March 2001.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

All members of the Compensation Committee are independent, non-employee directors. The Committee regularly reviews and, with any changes it believes appropriate, approves the Company’s executive compensation program. Towers Perrin was retained by the Committee in 2002, 2003, and 2004 to advise the Committee on compensation matters. Frederic W. Cook & Co., Inc. was retained in 2005 by the Committee for the same purpose. The Company’s executive compensation program is structured to help the Company achieve its business objectives by:

•	setting levels of compensation designed to attract and retain key executives;
•	providing incentive compensation that varies directly with both Company performance and individual contribution to that performance;
•	linking compensation to financial targets that affect short term results and long term growth; and
•	enhancing shareholder return.

Compensation Program Components

The particular elements of the compensation program for executive officers are further explained below.

Base Salary. Base pay levels are largely determined through comparisons with a peer group of companies of similar size, activity and complexity to the Company as determined by the compensation consultants. Most of the companies included in the Peer Group Index in the graph on page 34 are included in this peer group of companies used for compensation comparisons. Salaries are based on the Company’s recent performance and on individual performance within a competitive salary range for each position that is established through job evaluation and market comparisons. Base pay levels for the executive officers are generally in the middle of a competitive range of salaries.

Annual Incentive Compensation. The Company’s officers and certain other employees are eligible to participate in an annual incentive compensation plan with awards based primarily on the attainment of certain earnings targets recommended by the executive compensation consultant and approved by the Committee. The objective of this incentive plan is to deliver competitive levels of compensation for the attainment of financial targets that the Committee believes are important determinants of share price over time. In the event the targets are reached, a group of key employees may be awarded a bonus based on a target percentage of the individual’s salary. Approximately 30% of the bonus awarded may be paid in the form of restricted stock. The individuals may also elect to receive all or a portion of their cash incentive award in additional shares of restricted stock, in which case the value of that electively deferred portion of the award will be increased by a 50% “risk premium”. In April 2005, the Committee approved a Long Term Incentive Compensation Plan for 2005 (the “2005 Long Term Plan”), which also gave a group of key employees the opportunity to receive restricted stock equal in value to the amount of the bonus the individual earned for 2005 under the incentive compensation plan. (See description of 2005 Long Term Plan on page 31). An important additional feature of the incentive compensation plan is that a group of these individuals must own 1 to 3 times their annual salary in stock (excluding options). This requirement must be met within three years of eligibility for each participant, in most cases by early 2005. All of the individuals who have been eligible for 3 years have met this requirement.

In 2002 and 2003 the Company did not meet its earnings targets and no bonuses were paid and no shares of restricted stock were awarded in 2003 or 2004. In 2004 the Company achieved near record results and in recognition of these results in 2004, substantial bonuses were made to a significant number of employees in early 2005, and most of the employees participating in the restricted stock plan described above and on page 31 received a portion of their bonuses in shares of restricted stock of the Company. In 2005, record results were achieved by the Company. Due to earnings targets being met, substantial bonuses were paid to a significant number of employees in early 2006. As in 2004, most of the employees participating in the restricted stock plan described above and on page 31 received a portion of their bonuses in shares of restricted stock of the Company. Also, due to earnings targets being met and the record results achieved in 2005, in addition to the bonuses awarded, the group of employees selected to participate in the 2005 Long Term Plan received additional shares of restricted stock of the Company under the 2005 Long Term Plan.

Equity-based Incentive Programs. The Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of the Company stock, the best interests of the shareholders and management will be closely aligned. Therefore, executives and managers are eligible to receive stock options and/or restricted stock from time to time at the discretion of the Compensation Committee, giving them the right to purchase shares of Common Stock at a specified price in the future or restricted stock if the Company achieves certain performance criteria. The number of stock options or shares of restricted stock granted to executive officers is recommended by the executive compensation consultant and approved by the Compensation Committee.

CEO Compensation

In accordance with the discussion above of the Company’s philosophy for executive compensation, a significant portion of the compensation for the Chief Executive Officer is based upon the Company’s performance. Mr. Gibbs, who has served as Chief Executive Officer since April 1992 and Chairman of the Board since 1999, joined the Company in 1982 and has served in a number of executive positions. A significant portion of Mr. Gibbs’ total cash compensation is tied to the performance of the Company. Since the Company did not attain its earnings targets in 2002 and 2003, Mr. Gibbs did not receive a bonus or any shares of restricted stock in 2003 or 2004 which would have been paid for the prior years’ performance. Mr. Gibbs was awarded stock options in 2002 and 2003 but none in 2004 (see discussion of Equity-based Incentive Programs above). Mr. Gibbs received an incentive bonus in early 2005 for 2004 results and in early 2006 for 2005 results (see discussion of Annual Incentive Compensation above). Due to Mr. Gibbs’ efforts and contributions to the Company, Mr. Gibbs did receive an increase in his base salary for 2005. Mr. Gibbs also participated in the Company’s savings plans.

A separate, formal process of evaluating Mr. Gibbs was conducted, and the results of that process were considered in determining his compensation. Specifically, the Committee’s considerations included whether he achieved his goals for fiscal 2005, the Company’s stock performance, the Company’s return on shareholders’ equity, and whether the Company’s earnings improved. The Committee also compared the Company’s financial performance for fiscal 2005 to the Company’s plans. Further, the Committee considered various qualitative factors, including leadership skills and strategic planning. The Committee did not base its considerations on any single factor or specifically assign relative weights to factors.

Members of the Compensation Committee

Douglas Y. Bech, Chairman
Paul B. Loyd, Jr.
Michael E. Rose

March 21, 2006

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

The following table sets forth information regarding compensation earned by the Company’s Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer for services rendered in all capacities to the Company and its subsidiaries in the years 2003 through 2005.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation			Awards			Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($) (1)		Securities Underlying Options/ SARS (#)	LTIP Payouts ($)	All Other Compensation ($) (4)

James R. Gibbs	2005	825,000	1,423,125	0	1,423,143	(2)	0	0	212.527	(5)
Chairman of the Board,	2004	800,000	1,200,000	0	0		0	0	119,303
President and Chief	2003	770,000	0	0	0		600,000	0	114,527
Executive Officer

Michael C. Jennings	2005	190,605	314,500	0	961,971	(2)	0	0	5,571	(6)
Executive Vice President -	2004	0	0	0	0		0	0	0
Finance & Administration	2003	0	0	0	0		0	0	0

W. Reed Williams	2005	475,000	403,750	0	688,763	(2)	0	0	106,045	(7)
Executive Vice President -	2004	440,000	308,000	0	132,000	(3)	0	0	63,125
Refining & Marketing	2003	410,000	0	0	0		250,000	0	59,700

Jon D. Galvin	2005	262,500	223,125	0	380,640	(2)	0	0	49,377	(8)
Vice President	2004	255,000	102,000	0	191,250	(3)	0	0	35,503
	2003	255,000	0	0	0		40,000	0	35,559

Nancy J. Zupan	2005	255,000	91,800	0	418,200	(2)	0	0	42,569	(9)
Vice President-Controller	2004	240,000	57,600	0	172,800	(3)	0	0	28,811
	2003	195,000	0	0	0		56,000	0	26,886

(1)
Restricted Stock Awards are presented in the table at their value as of grant date as defined in the Restricted Stock Plan. Such value changes with the market value of the Company’s Common Stock. At December 31, 2005, Mr. Williams held 10,212 shares of restricted stock having a value of $383,256; Mr. Galvin held 14,796 shares of restricted stock having a value of $555,294; and Ms. Zupan held 13,368 shares of restricted stock having a value of $501,701. Such shares of restricted stock are not entitled to receive dividends declared and paid on the Company’s Common Stock prior to vesting.

(2)
Represents the value of the restricted stock awards which comprise (i) a portion of the 2005 bonus compensation for each of the named executive officers as of the date of the grant of such awards and (ii) the restricted stock awards received under the 2005 Long Term Plan. Restricted stock awards granted as a portion of the 2005 bonus compensation included 2,686 shares to Mr. Jennings, 3,449 shares to Mr. Williams, 1,906 shares to Mr. Galvin and 4,443 shares to Ms. Zupan. Of Ms. Zupan’s award of 4,443 shares, 2,962 shares were awarded in lieu of a portion of her cash bonus upon her election as permitted by the Restricted Stock Plan. Restricted stock awards granted under the 2005 Long Term Plan included 34,442 shares to Mr. Gibbs, 20,595 shares to Mr. Jennings, 13,220 shares to Mr. Williams, 7,306 shares to Mr. Galvin and 5,678 shares to Ms. Zupan. All shares of restricted stock granted as part of 2005 bonus compensation vest according to the following schedule: 25% on the first anniversary of the grant date (March 13, 2007); 25% on the second anniversary of the grant date (March 13, 2008); and 50% on the third anniversary of the grant date (March 13, 2009). All shares of restricted stock granted under the 2005 Long Term Plan vest on January 1, 2008.

(3)
Represents the value of the restricted stock awards which comprise a portion of the 2004 bonus compensation for each of the named executive officers as of the date of the grant of such awards. Such restricted stock awards included 5,106 shares to Mr. Williams, 7,398 shares to Mr. Galvin and 6,684 shares to Ms. Zupan. Of such restricted stock awards 4,439 shares with respect to Mr. Galvin and 4,456 shares with respect to Ms. Zupan were awarded in lieu of a portion of their cash bonus upon the election of each such named executive officer as permitted by the Restricted Stock Plan. All of such shares of restricted stock vest according to the following schedule: 25% on the first anniversary of the grant date (March 13, 2006); 25% on the second anniversary of the grant date (March 13, 2007); and 50% on the third anniversary of the grant date (March 13, 2008).

(4)
Includes amounts contributed under the Company’s retirement/savings plans, deferred compensation plan, premiums paid by the Company for individual life insurance and payment of withholding taxes on deferred compensation contributions. Detail is given in notes (5) through (9).

(5)
Mr. Gibbs’ Other Compensation includes $22,500 of Company contribution to his retirement/savings plan account, $161,100 of Company contribution to his retirement/savings plan account through a deferred compensation program, $24,574 of life insurance premiums paid by the Company and $4,353 in payment of withholding taxes on deferred compensation contributions.

(6)
Mr. Jennings’ Other Compensation includes $2,700 of Company contribution to his retirement/savings plan account through a deferred compensation program and $2,871 of life insurance premiums paid by the Company.

(7)
Mr. Williams’ Other Compensation includes $22,500 of Company contribution to his retirement/savings plan account, $71,460 of Company contribution to his retirement/savings plan account through a deferred compensation program, $10,365 of life insurance premiums paid by the Company and $1,720 in payment of withholding taxes on deferred compensation contributions.

(8)
Mr. Galvin’s Other Compensation includes $22,500 of Company contribution to his retirement/savings plan account, $21,240 of Company contribution to his retirement/savings plan account through a deferred compensation program, $5,108 of life insurance premiums paid by the Company and $529 in payment of withholding taxes on deferred compensation contributions.

(9)
Ms. Zupan’s Other Compensation includes $22,500 of Company contribution to her retirement/savings plan account, $15,012 of Company contribution to her retirement/savings plan account through a deferred compensation program, $4,871 of life insurance premiums paid by the Company and $186 in payment of withholding taxes on deferred compensation contributions.

Equity Compensation Plan Information

The following table sets forth the number of shares issuable upon exercise and reserved for future issuance under the Company’s equity compensation plans as of December 31, 2005.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (including RSUs) Column (a)	Weighted-average exercise price of outstanding options, warrants and rights (excludes RSUs) Column (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) Column (c)
Equity compensation plans approved by security holders (1)	727,350	8.78	159,900
Equity compensation plans not approved by security holders (2)	11,500	4.30	1,106,948
Total	738,850	8.70	1,266,848

(1)	Includes shares to be issued upon exercise of outstanding options under, or available for future issuance under, the 1999 Stock Plan, as well as RSUs issued under the 1999 Stock Plan.

(2)
Includes shares to be issued upon exercise of outstanding options under (or in the case of restricted stock plans, subject to vesting under) or available for future issuance under the following two equity compensation plans: the Frontier Oil Corporation Stock Option Plan, and the Frontier Oil Corporation Restricted Stock Plan. Shares subject to vesting under the restricted stock plans are not included in the weighted average exercise price.

Stock Option Plans

The Company currently maintains two stock option plans pursuant to which options to purchase shares of Common Stock are outstanding: the 1999 Plan and the Frontier Oil Corporation Stock Option Plan. The purpose of the stock option plans is to advance the best interests of the Company by providing those persons who have substantial responsibility for the management and growth of the Company with additional incentive by increasing their proprietary interest in the success of the Company.

One plan, the 1999 Stock Plan, in which directors and other non-employee agents of the Company are eligible to participate, currently has shares of Common Stock available for future grants to eligible employees. As of December 31, 2005 there were 679,350 shares of Common Stock issuable upon exercise of outstanding options, and as of March 7, 2006, there were 159,900 shares of Common Stock available for grant under the 1999 Stock Plan. Also outstanding under the 1999 Stock Plan as of December 31, 2005 were 48,000 RSUs as described under Compensation of Directors on page 11. As discussed above, upon approval of the Omnibus Plan by the shareholders, the 1999 Stock Plan will be amended and restated and merged with the Restricted Stock Plan to become the Omnibus Plan, which will then be the only incentive stock plan maintained by the Company. If, however, the Omnibus Plan is not approved by the shareholders, the 1999 Stock Plan will continue as currently in effect.

The Frontier Oil Corporation Stock Option Plan no longer has shares available for grant and will terminate when the last issued and outstanding options from this plan are exercised or expire. As of December 31, 2005, there were 11,500 shares of Common Stock issuable upon exercise of outstanding options under the Frontier Oil Corporation Stock Option Plan.

OPTION GRANTS IN 2005

Individual Grants
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in 2005	Exercise Price ($/sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%

James R. Gibbs	0	0	0	-	-	-
Michael C. Jennings	0	0	0	-	-	-
W. Reed Williams	0	0	0	-	-	-
Jon D. Galvin	0	0	0	-	-	-
Nancy J. Zupan	0	0	0	-	-	-

(1)
The Commission requires disclosure of the potential realized value or present value of each grant. The disclosure assumes the options will be held for the full term of the option prior to exercise. Such options may be exercised prior to the end of such term. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price or the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

AGGREGATE OPTION EXERCISES IN 2005
AND OPTION VALUES AT DECEMBER 31, 2005

Name	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options at Dec. 31, 2005 Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Dec. 31, 2005 Exercisable/Unexercisable (1)

James R. Gibbs	1,190,000	$26,957,379	0/150,000	$0/$4,380,750
Michael C. Jennings	0	0	0	0
W. Reed Williams	377,500	$11,622,703	0/62,500	$0/$1,825,313
Jon D. Galvin	144,000	$2,301,150	68,000/10,000	$1,887,140/$292,000
Nancy J. Zupan	36,800	$977,060	52,000/14,000	$458,900/$116,550

(1)
Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company’s Common Stock on December 31, 2005 was $37.53 based on the closing sale price on December 31, 2005.

Restricted Stock Plan

In February 2001, the Board of Directors approved the Frontier Oil Corporation Restricted Stock Plan, which is a component of the Company’s incentive compensation plan utilized by the Compensation Committee. Under the Restricted Stock Plan, 2,000,000 shares of treasury stock of the Company (the “Restricted Stock”) have been reserved for Restricted Stock grants to be made under the incentive compensation programs. Effective as of March 13, 2006, 1,087,559 shares of Restricted Stock will have been granted (net of forfeitures) and 912,441 shares will be available for grant under the Restricted Stock Plan. Of the 1,087,559 shares that will have been granted, 314,381 shares are outstanding under the Restricted Stock Plan and 773,178 shares have vested. Restricted Stock granted under the incentive compensation plan vests over three years of continuous employment with the Company as follows: 25% on the first anniversary of the grant, 25% on the second anniversary of the grant and the remaining 50% on the third anniversary of the grant. Restricted Stock granted under the 2005 Long Term Plan becomes 100% vested on January 1, 2008. The Restricted Stock Plan also provides that the Restricted Stock Awards will vest automatically upon a change of control of the Company or if the executive’s employment is terminated due to death, disability or by the Company other than for “cause.” As discussed above, upon approval of the Omnibus Plan by the shareholders, the Restricted Stock Plan will be merged into the Omnibus Plan, which will then be the only incentive stock plan maintained by the Company. If, however, the Omnibus Plan is not approved by the shareholders, the Restricted Stock Plan will continue as currently in effect.

2005 Long Term Plan

In April 2005, the Compensation Committee approved the Long Term Incentive Compensation Plan for 2005 (the “2005 Long Term Plan”), which gave employees eligible to participate in such plan the opportunity to receive restricted stock equal in value to the amount of the bonus the participating employee earned for 2005 under the annual incentive plan discussed on page 24. The restricted stock was awarded out of the Restricted Stock Plan described above. Under the 2005 Long Term Plan the restricted stock becomes 100% vested on the earliest of January 1, 2008, (ii) the date of the participating employee’s termination of employment if his or her employment is terminated as a result of his or her death or disability or (iii) a change in control of the Company. In the event a participating employee’s employment is terminated because of retirement prior to January 1, 2008, a pro rata portion of his or her restricted stock, based on the number of months between January 1, 2005 and January 1, 2008 he or she was employed by the Company prior to retirement, will vest on January 1, 2008, and the remainder of his or her restricted stock will be cancelled and not vest, unless the Compensation Committee, in its discretion, permits such retiring employee to retain a greater portion of his or her restricted stock upon retirement. If a participating employee terminates his or her employment prior to vesting for any reason other than retirement, death or disability, all restricted stock issued to such participating employee under the 2005 Long Term Plan will be forfeited.

Change In Control Severance Agreements

The Company entered into Executive Change in Control Severance Agreements effective as of December 30, 2005, with each of Messrs. Gibbs, Jennings, Williams, Galvin and Ms. Zupan, as well as certain other executive officers of the Company. These agreements replaced existing agreements between the Company and these executive officers. Each of the new agreements has a three-year term and automatically terminates six months (for Messrs. Gibbs, Williams and Jennings) or two years (for Mr. Galvin and Ms. Zupan) after the date of a change in control (as defined in the agreements), although Messrs. Gibbs, Jennings and Williams have the right to extend such term for a period of three years after a change in control. In the event of a change in control, the agreements require that the Company, or a successor, employ the person as an officer of the Company and provide compensation to the officer consisting of an annual base salary no less than the rate in effect immediately prior to the change in control plus customary increases, a minimum target bonus of 100%, 75%, 60%, 50% and 40% for Messrs. Gibbs, Williams, Jennings, Galvin and Ms. Zupan, respectively, of such officer’s base salary, as well as the right to participate in the Company’s compensation plans on terms no less favorable than existed prior to the change in control and entitlement to the employee benefits offered by the Company at least equal to those provided immediately prior to the change in control.

An officer will be entitled to a severance payment in the event that his or her employment is terminated after a change in control (a) by the Company for any reason other than for “cause” or “disability” (each as defined in the agreements), (b) by the officer because of non-reelection to, or removal from, his or her position, a significant change in the nature or scope of the duties and powers of the officer or a reduction in compensation or benefits, a good faith determination that a change in control has significantly changed his or her ability to carry out his or her duties and powers, an unremedied breach of his or her agreement by the Company or the failure of a successor to the Company to assume the duties and obligations under his or her agreement or (c) for Messrs. Gibbs, Williams and Jennings, by the officer during the 180-day period following a change in control for any reason other than death or disability that entitles him to long-term disability benefits under a Company plan. Upon such officer’s termination, he or she will be entitled to receive a severance amount equal to three times (in the case of Messrs. Gibbs, Williams and Jennings) or two times (in the case of Mr. Galvin and Ms. Zupan) the sum of such officer’s base salary, annual target bonus amount and 30% of his or her annual base salary, less the amounts paid to such officer between the change in control date and the termination date. In addition, all of his or her equity-based compensation awards will vest in full.

Certain Relationships and Related Transactions

Burnet, Duckworth & Palmer, a law firm of which Mr. Palmer is a partner, is retained by, the Company as its counsel for certain Canadian legal matters. The Company paid Mr. Palmer’s law firm $C48,428 for legal services performed in 2005.

Committee Charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Company has adopted a Code of Business Conduct and Ethics and Corporate Governance Guidelines. A copy of the Code of Business Conduct and Ethics, the Corporate Governance Guidelines and the charters of the Audit Committee, Nominating & Corporate Governance Committee, Compensation Committee, Executive Committee and Safety & Environmental Committee of the Company’s Board of Directors, all of which have been adopted by the Company’s Board of Directors, can be found in the investor relations section of our website at www.frontieroil.com. In addition, each of these items is available in print from the Company to any shareholder. Requests for printed copies should be sent to the Company at the following address: Investor Relations Department, Frontier Oil Corporation, 10000 Memorial Drive, Suite 600, Houston, Texas 77024-3411.

PERFORMANCE GRAPH

The following graph compares the changes in the Company’s cumulative total shareholder return of a $100 investment in our Common Stock for the five-year period from December 31, 2000 through December 31, 2005 in comparison to the S&P 500 Index and our peer group. The comparisons are not intended to forecast or be indicative of possible future performance of our Common Stock.

1,200
1,100
1,000
900
800
700
600
500
400
300
200
100
0
12/31/00
12/31/01
12/31/02
12/31/03
12/31/04
12/31/05
FTO
Refining Peer Group
S&P 500 Index

The “Refining Peer Group” includes Ashland Inc., Giant Industries, Holly Corporation, Sunoco Inc., Tesoro Petroleum Corporation and Valero Energy Corporation. The Company’s peer group has changed from prior years due to the 2001 acquisition of Tosco Corporation by another company and the 2001 acquisition of Ultramar Diamond Shamrock (UDS) by Valero Energy Corporation. Therefore, UDS and Tosco are no longer represented in the “Refining Peer Group”.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Messrs. Bech, Loyd and Rose. No member of the Compensation Committee of the Board of Directors of the Company was, during 2005, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationships requiring disclosure by the Company.

During 2005 no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten-percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the Company’s copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2005, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except in the case of 27,247 shares that were withheld by the Company for payment of taxes in connection with the acquisition of 100,000 shares upon exercise of stock options by Mr. Gibbs. A Form 4 addressing the exercise (and a simultaneous open-market sale of a portion of the shares acquired on exercise) was filed timely on September 21, 2005, while disclosure of the shares withheld by the Company for payment of taxes was filed late on Form 4/A on March 6, 2006.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be included in the Proxy Statement relating to the Company’s 2007 Annual Meeting of Shareholders (the “2007 Annual Meeting”) pursuant to Rule 14a-8 under the 1934 Act (“Rule 14a-8”) must be received by the Company no later than November 10, 2006 and must otherwise comply with the requirements of Rule 14a-8.

Proposals of shareholders submitted for consideration at the Company’s 2007 Annual Meeting (outside of the Rule 14a-8 process), in accordance with the Company’s bylaws, must be received by the Company by the later of 60 days before the 2007 Annual Meeting or 10 days after notice of such meeting is first published. If such timely notice of a proposal is not given, the proposal may not be brought before the 2007 Annual Meeting.

In order to provide the Company’s shareholders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to Directors.

 Any communications to Directors of the Company should be mailed to the following address: Investor Relations Department, Frontier Oil Corporation, 10000 Memorial Drive, Suite 600, Houston, Texas 77024-3411. All such communications will be reviewed initially by the Company’s Investor Relations Department. The Investor Relations Department will relay all such communications to the appropriate director or directors, unless the Investor Relations Department determines that the communication: does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the Board of Directors; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to directors. The Company’s Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year.

 The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Investor Relations Department and only in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

MISCELLANEOUS

All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from directors and officers. All information relating to any beneficial owner of more than 5% of the Company’s Common Stock is based upon information contained in reports filed by such owner with the Commission.

By Order of the Board of Directors,

J. CURRIE BECHTOL
Vice President-General Counsel & Secretary

March 21, 2006
Houston, Texas

ANNEX A

FRONTIER OIL CORPORATION

OMNIBUS INCENTIVE COMPENSATION PLAN

Section 1.      Purpose of the Plan

The Frontier Oil Corporation Omnibus Incentive Compensation Plan (the “Plan”) is intended to promote the interests of Frontier Oil Corporation, a Wyoming corporation (the “Company”), by providing Employees, Consultants and Directors a means whereby they may develop a sense of ownership and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Plan is also contemplated to enhance the ability of the Company and its Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company. The Plan is an amendment and restatement of the Company’s 1999 Stock Plan (the “1999 Plan”), which is hereby renamed the “Frontier Oil Corporation Omnibus Incentive Compensation Plan.” In addition, the Frontier Oil Corporation Restricted Stock Plan is hereby merged into the Plan to become a part of the Plan.

Section 2.      Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

“Award” shall mean an Option, Restricted Stock, SAR, Performance Award, Stock Units, Bonus Shares, Dividend Equivalent Rights, Other Stock-Based Award or Substitute Awards.

“Award Agreement” shall mean any written or electronic agreement, contract, instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant. An Award Agreement shall include the terms of an employment agreement, severance agreement or change of control agreement to the extent such other agreement provides for the treatment of equity based awards of the Company, unless the Award Agreement or other agreement expressly provides to the contrary.

“Board” shall mean the Board of Directors of the Company.

“Bonus Shares” shall mean an award of Shares granted pursuant to Section 6(f) of the Plan.

“Change of Control” shall mean, and shall be deemed to have occurred upon the occurrence of any one of the following:

(i)  the consummation of any transaction (including without limitation, any merger, consolidation, tender offer, or exchange offer) the result of which is that any individual, entity, group or “person” (as such term is used in Sections 13(d)(3) and 14(d)(2), of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than the Company, a Subsidiary or an employee benefit plan of either, becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of stock and/or securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding voting securities,

(ii)  a change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” shall mean Directors who either (A) are Directors as of the date the Plan is adopted, or (B) are elected, or nominated for election, thereafter to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but “Incumbent Director” shall not include an individual whose election or nomination is in connection with (i) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) or an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (ii) a plan or agreement to replace a majority of the then Incumbent Directors,

(iii)  the consummation of the sale, lease, transfer, conveyance or other disposition (including by merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole (other than to an entity wholly owned, directly or indirectly, by the Company), unless, following such transaction all or substantially all of the persons who were the beneficial owners of the outstanding voting stock and securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding voting stock and securities of the entity resulting from such transaction in substantially the same proportions as immediately prior to such transaction, or

(iv)  the adoption of a plan relating to the liquidation or dissolution of the Company;

provided, however, notwithstanding the foregoing, with respect to any Award that is subject to Section 409A of the Code, Change of Control shall have the meaning set forth in the regulations and guidance issued under Section 409A of the Code.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” shall mean the Compensation Committee of the Board or any other committee of the Board designated, from time to time, by the Board to act as the Committee under the Plan.

“Consultant” shall mean any individual who is not an Employee or a Director and who provides consulting or advisory services to the Board, Company or a Subsidiary, including an advisory director to the Board.

“Director” shall mean any member of the Board who is not an Employee.

“Dividend Equivalent Rights” or “DERs” shall mean a contingent right to receive an amount of cash equal to the cash dividends paid by the Company with respect to a Share during the period such DER Award is outstanding.

“Effective Date” shall mean the date the shareholders of the Company approve this Plan.

“Employee” shall mean any employee of the Company or a Subsidiary.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any applicable date, the closing sales price for a Share on such date as reported in The Wall Street Journal, or any other reporting service approved by the Committee; however, if Shares shall not have been quoted or traded on such applicable date, Fair Market Value shall be determined based on the next preceding date on which they were quoted or traded, or, if deemed appropriate by the Committee, in such other manner as it may deem appropriate. In no event shall the Fair Market Value of any Share be less than its par value. In the event the Shares are not publicly traded at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee.

“Incentive Stock Option” or “ISO” shall mean an option granted under Section 6(a) of the Plan that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision thereto.

“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean an award granted pursuant to Section 6(i) of the Plan that is not otherwise specifically provided for in another paragraph of Section 6.

“Participant” shall mean any Employee, Consultant or Director granted an Award under the Plan.

“Performance Award” shall mean any right granted under Section 6(c) of the Plan.

“Person” shall mean individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Performance Criteria” shall mean the following business criteria with respect to the Company, any Subsidiary, division or operating unit: net income per share, net income per share from operations, cash flow, cash flow per share, pre-tax income, return on capital employed, return on equity, return on assets, stock price, shareholder return, net income, operating income, earnings before interest, taxes, depreciation and amortization expenses, cost controls, reductions or savings, safety, environmental compliance, refinery reliability, refinery mechanical availability, and economic value added. Such targets may be expressed in terms of the Company, a Subsidiary, division or business unit, as determined by the Committee. The performance measures shall be subject to adjustment for changes in accounting standards required by the Financial Accounting Standards Board after the goal is established, and, to the extent provided for in the Award Agreement and permitted by Section 162(m), shall be subject to adjustment for specified significant extraordinary items or events. In this regard, performance goals based on stock price shall be proportionately adjusted for any changes in the price due to a stock split. Performance measures may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, or department thereof. A performance goal need not be based upon an increase or positive result under a business criterion and may be based upon limiting economic losses or maintaining the status quo.

“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(b) of the Plan.

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” shall mean the Securities and Exchange Commission, or any successor thereto.

“Shares” or “Common Shares” or “Common Stock” shall mean the common stock of the Company, no par value, and such other securities or property as may become the subject of Awards of the Plan.

“SAR” shall mean a stock appreciation right granted under the Plan that entitles the holder to receive the excess of the Fair Market Value of a Share on the relevant date over the exercise price of such SAR, with the excess paid in cash and/or in Shares in the discretion of the Committee.

“Stock Unit” shall mean an Award granted pursuant to Section 6(h) of the Plan.

“Subsidiary” shall mean an entity (whether a corporation, partnership, joint venture, limited liability company or other entity) in which the Company owns a majority of the voting power of the entity directly or indirectly except with respect to the grant of an ISO, the term Subsidiary shall mean any “subsidiary corporation” of the Company as defined in Section 424 of the Code.

“Substitute Award” shall mean an Award granted under the Plan to an individual who becomes eligible to be a Participant as a result of an acquisition by the Company or a Subsidiary in which such individual’s equity awards in the acquired or selling entity were terminated.

Section 3.     Administration

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: i) designate Participants; ii) determine the type or types of Awards to be granted to a Participant; iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; iv) determine the terms and conditions of any Award; v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder and any other Person. The Committee may, subject to any applicable law, regulatory, securities exchange or other similar restrictions, delegate to one or more officers of the Company, the authority to grant Awards to Employees and Consultants who are not subject to Section 16(b) of the Exchange Act. The Committee may impose such limitations and restrictions, in addition to any required restrictions/limitations, as the Committee may determine in its sole discretion with respect to any delegation. Any grant made pursuant to such a delegation shall be subject to all of the provisions of the Plan concerning the type of Award granted.

Section 4.     Shares Available for Awards

(a)  Shares Available.   Subject to adjustment as provided below and in Section 4(c), the maximum number of Shares that may be delivered with respect to Awards granted under the Plan, including Awards already granted under the 1999 Plan, the Restricted Stock Plan and the Frontier Oil Corporation Stock Option Plan (the “Prior Plans”) and outstanding immediately prior to the Effective Date, shall be 6,000,000, determined as the sum of the following: (1) Stock awards outstanding under the Prior Plans as of the Effective Date (options -- 690,850; restricted stock units and restricted stock awards -- 212,822), (2) Shares available under the Prior Plans which remain available for the grant of awards thereunder immediately prior to the Effective Date (1,266,848), plus (3) an additional number of 3,829,480 “new” Shares for Awards under the Plan, so that the sum of (1), (2) and (3) equals 6,000,000. Awards issued under the Prior Plans between December 31, 2005 and the Effective Date shall reduce the number of shares available for Awards as though such Awards had been issued after the Effective Date. The 6,000,000 Share “pool” shall be subject to adjustment as follows: with respect to each stock-denominated Award, other than an Option or SAR, granted under the Plan, whether outstanding on the Effective Date or granted after the Effective Date, the number of Shares in the “pool” shall be reduced by 1.7 times the number of Shares subject to such Award. With respect to each Option or SAR granted under the Plan, whether outstanding on the Effective Date or granted after the Effective Date, the number of Shares in the “pool” shall be reduced on a 1.0 for 1.0 basis for each Share that is subject to such Award. SAR Awards to be settled in Shares shall be counted in full against the number of Shares available for delivered under the Plan regardless of the number of Shares actually issued in settlement of any exercise gain on the SAR. If any stock-denominated Award is paid in cash, forfeited or otherwise lapses, expires, terminates or is canceled without the delivery of Shares, then the number of Shares subject to such Award, to the extent of such cash payment, forfeiture, expiration, lapse, termination or cancellation, shall be added back to the Share “pool” and be available for future Awards on the basis of 1.7 Shares of each such Award that was not an Option or SAR and on a 1.0 for 1.0 basis for each Award that was an Option or SAR. With respect to a dollar-denominated Award that is paid in Shares, the Share “pool” shall be reduced by 1.7 times the number of Shares delivered to pay such dollar-denominated Award. Notwithstanding the foregoing, Substitute Awards granted in connection with a business acquisition made by the Company or a Subsidiary, whether an asset purchase, merger or stock acquisition, shall not reduce the number of Shares available in the Share “pool.” In addition, Shares withheld or received by the Company to satisfy tax withholding or other payment obligations shall not again be available for future Awards. Further, no more than 2,000,000 Shares may be granted and delivered with respect to Options that are Incentive Stock Options

(b)  Sources of Shares Deliverable Under Awards.   Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(c)  Adjustments.   In the event of a stock dividend or stock split with respect to Shares, the number of Shares with respect to which Awards may be granted, the number of Shares subject to outstanding Awards, the grant or exercise price with respect to outstanding Awards and the individual annual grant limits with respect to Awards (other than dollar denominated Awards) automatically shall be proportionately adjusted, without action by the Committee; provided, however, such automatic adjustment shall be evidenced by written addendums to the Plan and Award Agreements prepared by the Company and, with respect to Options, shall be in accordance with the Treasury Regulations concerning Incentive Stock Options. Further, in the event that the Committee determines that any distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, reorganization, merger, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

Section 5.      Eligibility and Award Limits

(d)  Eligible Individuals.   Any Employee, Consultant or Director shall be eligible to be designated a Participant by the Committee.

(e)  Individual Limits.   No individual may be granted stock-denominated Awards in any calendar year with respect to more than 1.5 million Shares. No individual may be paid cash-denominated Awards of more than $5 million in the aggregate in any calendar year.

Section 6.     Awards

(f)  Options.   Subject to the provisions of the Plan, the Committee shall have the authority to determine Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefore and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i)  Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time the Option is granted, but, except with respect to a Substitute Award, shall not be less than the Fair Market Value per Share on the effective date of such grant.

(ii)  Time and Method of Exercise. The Committee shall determine and provide in the Award Agreement the time or times at which an Option may be exercised in whole or in part, which may include the achievement of such Performance Criteria as the Committee may determine, and the method or methods by which, and the form or forms (which may include, without limitation, cash, check acceptable to the Company, Shares already-owned, a “cashless-broker” exercise through a program approved by the Company, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(iii)  Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any parent or subsidiary corporation (as defined in section 424 of the Code) at the time the Option is granted and must be granted within 10 years from the date the Plan was approved by the Board or the shareholders, whichever is earlier. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. An Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

(g)  Restricted Stock.   Subject to the provisions of the Plan, the Committee shall have the authority to determine the Participants to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including the achievement of Performance Criteria, if any, under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

(i)  Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion, as provided in the Award Agreement. Absent a provision in an Award Agreement, dividends shall be paid directly to the Participant within 30 days of the date the dividend is paid to stockholders.

(ii)  Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iii)  Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award Agreement that evidences the grant of the Restricted Stock, upon a Participant’s termination (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Stock, provided, however, if the Award is intended to qualify as performance based compensation under Section 162(m) of the Code, such waiver may be made only upon a termination due to death or disability or other event permitted by Section 162(m). Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

(iv)  Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in Section 6(g)(ii).

(h)  Performance Awards.   The Committee shall have the authority to determine the Participants who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive payment of all or part of such Award upon the achievement of such performance goals or other criteria, including a service requirement only, during such performance periods as the Committee shall establish with respect to the Award.

(i)  Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals, if any, with respect to such Performance Criteria to be achieved during any performance period, the length of any performance period, the vesting criteria, the amount of any Performance Award and the amount of any payment to be made pursuant to any Performance Award. Which factor or factors are to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee, in its sole discretion, at the time of grant.

(ii)  Payment of Performance Awards. Performance Awards that become vested shall be paid not later than 90 days following the close of the performance period, in a lump sum, installments, or any combination thereof as determined by the Committee at the time of grant. Such payment(s) may be made in cash, Shares and/or in Restricted Stock, in the sole discretion of the Committee. In addition, the Committee may permit a Participant to elect, subject to Committee approval of all or part of the election, to receive any payment otherwise to be made in cash in the form of Restricted Stock, in accordance with election procedures established by the Committee and which comply with Section 409A of the Code.

(i)  SARs.  The Committee shall have the authority to determine the Participants to whom SARs shall be granted, the number of SARs to be granted, the exercise price, the conditions and limitations applicable to the exercise of the SAR, including performance objectives, if any, and such additional terms and conditions, as the Committee shall determine that are not inconsistent with the provisions of the Plan.

(i)  Exercise Price. The exercise price per SAR shall be determined by the Committee at the time the SAR is granted, but, except with respect to a Substitute Award, shall not be less than the Fair Market Value per Share on the date of such grant.

(ii)  Time of Exercise. The Committee shall determine and provide in the Award Agreement the time or times at which a SAR may be exercised in whole or in part.

(iii)  Method of Payment. Unless provided in the Award Agreement, the Committee shall determine, in its discretion, whether the SAR shall be paid in cash, shares of Common Stock or a combination of the two.

(j)  DERs.  To the extent provided by the Committee, in its discretion, a DER grant may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), or be subject to such vesting provisions or restrictions as determined by the Committee in its discretion. Absent a provision in an Award Agreement, DERs shall be paid directly to the Participant within 30 days of the date the dividend is paid to stockholders.

(k)  Bonus Shares.   The Committee shall have the authority, in its discretion, to grant Bonus Shares to Participants. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefore.

(l)  Substitute Awards.   Awards may be granted under the Plan in substitution for awards canceled or forfeited by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Company or a Subsidiary of an entity or of the assets of an entity. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Substitute Award. A Substitute Award may be paid in cash, Shares or any combination thereof in the discretion of the Committee.

(m)  Stock Units.   The Committee shall have the authority to grant Stock Units to Participants upon such terms and conditions as the Committee may determine. Each Stock Unit Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the Participant within 90 days of the end of the Restricted Period applicable to such Award, subject to the fulfillment during the Restricted Period of such conditions, including achieving performance objectives with respect to such Performance Criteria, if any, as the Committee may specify at the date of grant with respect to such Award. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Stock Units and shall not have any right to vote such shares.

(n)  Other Stock-Based Awards.   The Committee may grant to Participants an Other Stock-Based Award, which shall consist of an Award denominated or payable in, valued in whole or in party by reference to, or otherwise based on or related to, Shares as is deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the Committee shall determine the terms and conditions of any such Other Stock-Based Award. An Other Stock-Based Award may be paid in cash, Shares or any combination thereof in the discretion of the Committee.

(o)  General.

(i)  Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Subsidiary may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(ii)  Limits on Transfer of Awards.

(A)  Except as provided in (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant’s lifetime, or if permissible under applicable law, by the Participant’s guardian or legal representative as determined by the Committee.

(B)  Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported prohibited assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary.

(C)  To the extent specifically approved in writing by the Committee, an Award (other than an Incentive Stock Option) may be transferred to immediate family members or related family trusts or limited partnerships on such terms and conditions as the Committee may establish or approve.

(iii)  Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of 10 years from the date of its grant.

(iv)  Share Certificate. All certificates for Shares or other securities of the Company or any Subsidiary delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(v)  Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

(vi)  Deliver of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof, provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the plan or the applicable Award Agreement to the Company.

(vii)  Performance Criteria. The Committee shall establish the performance goals based on the Performance Criteria applicable to those Awards, the payment of which is intended by the Committee to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code. Nothing in the Plan shall prevent the Committee from establishing other performance-based criteria for Awards not intended to qualify as performance-based compensation under Section 162(m), including, without limitation, Awards being granted to an individual who is not a “covered employee” for purposes of Section 162(m).

Section 7.     Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)  Amendments to the Plan. The Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any stockholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without shareholder approval that (i) would increase the total number of Shares available for Awards under the Plan, except as provided in Section 4(c) of the Plan, or (ii) permit the exercise price of any outstanding Option that exceeds the then Fair Market Value of a Share to be reduced or for such an Option to be cancelled and replaced with a new Award.

(b) Amendments to Awards. Subject to clause (i) above, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change in any Award shall adversely affect the rights of a Participant under the Award without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment other than an acceleration of vesting or payment upon the Participant’s death, disability or Change of Control shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

Section 8.     Section 409A Compliance

(a)  Nothing in the Plan or any Award Agreement shall operate or be construed to cause the Plan or an Award to fail to comply with the requirements of Section 409A of the Internal Revenue Code. The applicable provisions of Section 409A and the regulations and guidelines issued thereunder are hereby incorporated by reference and, with respect to an Award the Committee intended to comply with Section 409A, shall control over any Plan or Award Agreement provision in conflict therewith.

(b) With respect to an Award that is subject to Section 409A of the Code, notwithstanding anything in the Plan or the Award Agreement to the contrary,

i.  payment under the Plan may not be made earlier than as permitted by Section 409A(a)(2) of the Code, i.e., a separation from service, death, a specified time (or fixed schedule) specified at the date of the deferral, a “change in ownership, control or effective control, as provided in regulations or other guidance under Section 409A”, or the occurrence of an unforeseeable emergency;

ii.  the time or schedule of any payment under the Plan may not be accelerated except as provided in regulations or guidance issued under Section 409A;

iii.  elections made by a Participant to defer compensation under the Plan for services performed in a taxable year must be made not later than the close of the preceding taxable year or at such other time as provided in regulations under Section 409A; and

iv.  no elections may be made by a Participant to change the time and form of payment under the Plan may be made except as provided in regulations under Section 409A.

Section 9.     Change of Control

Notwithstanding any other provision of this Plan to the contrary, unless specifically provided otherwise in an Award Agreement, in the event of a Change of Control all outstanding Awards automatically shall become fully vested on such Change of Control (or such earlier time as may be established by the Committee), all restrictions, if any, with respect to such Awards shall lapse, including, without limitation, any service, longevity or other employment requirements, and all performance criteria, if any, with respect to such Awards shall be deemed to have been met in full to the maximum extent without regard to any proration provisions in such Award or Award Agreement.

In addition to, or in lieu of, any other provision of the Plan, the Committee may provide that all Awards not exercised upon or prior to a Change of Control shall (x) terminate on such Change of Control (unless such Change of Control is described in clause (ii) of the definition of Change of Control), (y) be assumed by the successor (or a parent thereof) in any such merger or other corporate transaction, or (z) be surrendered in exchange for substantially economically equivalent substitute Awards (with the same material terms as the surrendered Award, including 100% vesting) from the successor (or a parent thereof).

Section 10.     General Provisions

(a)  No Rights to Awards.   No Participant or other Person shall have any claim to be granted any Award, there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards and the terms and conditions of Awards need not be the same with respect to each recipient.

(b)  Tax Withholding.   The Company or any Subsidiary is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Shares (including Shares to be acquired upon payment of the Award, or other property) of any applicable taxes required to be withheld by the Company or Subsidiary in respect of the Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under the Award and to take such other action as may be necessary in the opinion of the Company or Subsidiary to satisfy all of its obligations for the payment of such withholding taxes. In addition, the Committee may provide, in an Award Agreement, that the Participant may direct the Company to satisfy such Participant’s tax withholding obligations through the withholding of Shares otherwise to be acquired upon the exercise or payment of such Award.

(c)  No Right to Employment or Retention.   The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or under any other service contract with the Company or any Subsidiary, or to remain on the Board. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment or terminate any contractual agreement or relationship with any Consultant, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, in any Award Agreement or any other agreement or contract between the Company or a Subsidiary and the affected Participant. If a Participant’s employer ceases to be a Subsidiary, such Participant shall be deemed to have terminated employment for purposes of the Plan, unless specifically provided otherwise in the Award Agreement.

(d)  Governing Law.   The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wyoming and applicable federal law.

(e)  Severability.   If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f)  Other Laws.   The Committee may refuse to issue or transfer any Shares or other consideration under an Award, permit the exercise of an Award and/or the satisfaction of its tax withholding obligation in the manner elected by the Participant, holder or beneficiary if, acting in its sole discretion, it determines that the issuance of transfer or such Shares or such other consideration, the manner of exercise or satisfaction of the tax withholding obligation might violate any applicable law or regulation, including without limitation, the Sarbanes-Oxley Act, or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded or refused, as the case may be, to the relevant Participant, holder or beneficiary.

(g)  No Trust or Fund Created.   Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Subsidiary.

(h)  No Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated, or otherwise eliminated.

(i)  Headings.   Headings are given to the Section and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the plan or any provision thereof.

(j)  Prior Plan Awards.   Nothing in this amendment and restatement of the 1999 Plan shall operate or be construed to amend or modify in any manner any Award that was outstanding under the 1999 Plan or the Restricted Stock Plan prior to the Effective Date if such amendment or modification would adversely affect such Award in any manner, including, without limitation, causing such Award to become subject to Section 409A if otherwise exempt as a “grandfathered” Award.

(k)  Employment/Severance Agreements.   To the extent the provisions of any employment or severance agreement with a Participant provides for the acceleration of vesting or payment of an equity-based compensation Award granted to such Participant before or after the date of such agreement, or provides for an extension of the period for exercise or the term of such Award, such provisions of such employment agreement or severance agreement shall be deemed for all purposes of this Plan to be a part of the Award Agreement on the date of grant of the Award or the date such agreement is entered into, whichever is later, and the terms of such agreement shall control over any provision in the Award Agreement in conflict therewith. Notwithstanding, the foregoing however, such agreement provision shall be deemed to be void to the extent it would cause the Award to be subject to the additional 20% tax under Section 409A.

Section 11.      Effective Date of Plan

This amendment and restatement of the 1999 Plan shall be effective as of the date of its approval by the stockholders of the Company; no Awards may be made under the Plan prior to such date except with respect to the Shares remaining available for Awards under the 1999 Plan immediately prior to the Effective Date.

Section 12.      Term of the Plan

No Award shall be granted under the Plan after the earlier of the 10th anniversary of the date this Plan is adopted by the Board or approved by the shareholders. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

PROXY CARD SAMPLE

FRONTIER OIL CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, April 26, 2006
9:00 a.m.

Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002

FRONTIER OIL CORPORATION

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 26, 2006.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint James R. Gibbs and Michael C. Jennings, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors: 01 James R. Gibbs, 02 Douglas Y. Bech, 03 G. Clyde Buck, 04 T. Michael Dossey, 05 James H. Lee, 06 Paul B. Loyd, Jr., 07 Michael E. Rose

☐ Vote FOR all nominees (except as marked) ☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date ____________________

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.